AGREEMENT

Agreement made as of the 14th day of August, 1995 between Products & Patents, Ltd., a Delaware corporation with its principal place of business at 140 Broadway, Lynbrook, New York 11563 ("P&P") and PhaseOut of America, Inc., a Delaware corporation having its principal place of business at 140 Broadway, Lynbrook, New York 11563 ("PhaseOut").

     WHEREAS, P&P and PhaseOut are parties to that certain License Agreement dated September 18, 1987 as subsequently modified by the parties (the "License Agreement");

     WHEREAS, the parties have determined to be in their mutual est interest to further amend the License Agreement as set forth herein and terminate the relationship;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration as described, P&P and PhaseOut hereby agree to emend the License Agreement in accordance with the following terms and conditions:

     1. PhaseOut hereby assumes and agrees to pay the indebtedness of P&P to Kingdom Blind Manufacturing, Inc. ("Kingdom Blind") in the present amount of $401,000, which includes approximately 53,000 devices owned by P&P and not billed to PhaseOut. The payment schedule for such indebtedness shall be as agreed by PhaseOut and Kingdom Blind.

     2. There is hereby transferred to PhaseOut all inventory of the Product, including inventory held by Kingdom Blind.

     3. In consideration of PhaseOut's assumption of P&P's debt to Kingdom Blinds and agreement contained in paragraph 1 hereof, the parties agree that the $1.00 per unit royalty provided for in the License Agreement shall be eliminated. All monies due and owed from PhaseOut to P&P shall be deemed satisfied.

     4. Each of P&P and PhaseOut shall execute and deliver such other documents and take such other action as may be necessary or desirable to carry out the provisions of this agreement.

     5. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within the State of New York.

     6. This agreement shall be subject to and performed in accordance with the New York Bulk Sales Act.


     PHASEOUT OF AMERICA, INC.                      PRODUCTS & PATENTS


By:  _________________________                 By:  _______________________
     Irwin Pearl, President                         Bernard Gutman, President